Exhibit 99.1

January 28, 2014

InterCloud Announces the Appointment
of Industry Veteran Frank Jadevaia as
President

RED BANK, N.J., Jan. 28, 2014 (GLOBE NEWSWIRE) -- InterCloud Systems, Inc. (Nasdaq:ICLD), a single-source provider of end-to-end IT and next generation network solutions to the service provider and corporate enterprise markets through cloud platforms and professional services, today formally announced the appointment of Frank Jadevaia to the office of President.

Frank Jadevaia has been successful in high technology for 25 years. He became a managing partner and co-founder at Integration Partners Corp-NY ("IPC-NY") effective January 2007. IPC-NY, recently acquired by InterCloud, is a leading elite status value added reseller, specializing in consulting, services and hardware, across competencies in data, voice and optical networks.

Prior to joining IPC-NY, Mr. Jadevaia was Vice President of sales for Nortel, from November 2001 to November 2006. Jadevaia lead Nortel's largest enterprise region with an approximate $350 million in sales and just under 200 employees. In addition, his organization was responsible for all verticals, including finance and global accounts, making his responsibilities multinational in nature.

Before joining Nortel again in 2001, Mr. Jadevaia spent time at multiple venture-backed start-ups, in leadership roles. In addition, he formed and led a Service Provider group at Nortel that sold into the tier two and three markets including: CLEC's, MSO's and bandwidth wholesalers. Revenues were approximately $200 million in sales.

InterCloud CEO Mark E. Munro stated, "Frank is a proven leader in IT and the many facets of technology and next generation networks. He has a diverse background in executive leadership, sales and operations. Mr. Jadevaia's sales and sales leadership roles have spanned both the enterprise and service provider businesses, with the likes of Wellfleet Communications, Bay Networks, Nortel, IPC-NY and now InterCloud Systems. Frank is an important addition to the management team and I look forward to Frank's leadership and insights as we continue to grow and expand our business."

About InterCloud Systems, Inc.:

InterCloud Systems, Inc. is a global single-source provider of value-added services for both corporate enterprises and service providers. The company offers cloud and managed services, professional consulting services and voice, data and optical solutions to assist its customers in meeting their changing technology demands. Its engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet and wireless networks. Additional information regarding InterCloud may be found on the Company's website at www.intercloudsys.com.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

Statements contained herein that are not based on historical fact, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "could" and other similar expressions, constitute forward-looking statements under the PSLRA. ICLD intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current assumptions but involve known and unknown risks and uncertainties that may cause the Company actual results, performance or achievements to differ materially from current expectations. These risks include economic, competitive, governmental, technological and other factors discussed in the Company's annual, quarterly and other periodic public filings on record with the Securities and Exchange Commission which can be viewed free of charge on its website at http://www.sec.gov.

CONTACT: Investor Relations
                      RedChip Companies, Inc.
                      Mike Bowdoin, Vice President
                       800-733-2447, ext. 110
                       mike@redchip.com

Source: InterCloud Systems, Inc.